EXHIBIT 4.1(b)

FIRST SUPPLEMENTAL SENIOR INDENTURE

AMONG

DEUTSCHE BANK AKTIENGESELLSCHAFT

Issuer

AND

DELAWARE TRUST COMPANY

Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS

Paying Agent, Authenticating Agent, Issuing Agent and Registrar

Dated as of April 26, 2024

Supplemental to the Amended and Restated Senior Indenture

Dated as of August 3, 2021

THIS FIRST SUPPLEMENTAL SENIOR INDENTURE, dated as of April 26, 2024 (this “First Supplemental Senior Indenture”) among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), DELAWARE TRUST COMPANY, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar.

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee are parties to that certain Amended and Restated Senior Indenture, dated as of August 3, 2021, among the Issuer, the Trustee and Deutsche Bank Trust Company Americas (the “Existing Indenture”; as supplemented by this First Supplemental Senior Indenture, the “Indenture”);

WHEREAS, Section 9.01(d) of the Existing Indenture provides that, without the consent of the Holders of any Securities, the Issuer and the Trustee may enter into indentures supplemental to the Existing Indenture for the purpose of, among other things, making any provisions as the Issuer may deem necessary or desirable; provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

WHEREAS, there are no Outstanding Securities of any series created prior to the execution of this First Supplemental Senior Indenture which are entitled to the benefit of the provisions set forth herein or would be adversely affected by such provisions;

WHEREAS, the Issuer desires and the Trustee has agreed, at the request of the Issuer, to amend Sections 2.03, 9.02 and 12.08 of the Existing Indenture solely with respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Indenture;

WHEREAS, the entry into this First Supplemental Senior Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this First Supplemental Senior Indenture a valid, binding and enforceable agreement of the Issuer and the Trustee and a valid supplement to the Existing Indenture have been done;

NOW, THEREFORE:

In consideration of the premises, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Indenture, as follows:

ARTICLE 1

AMENDMENTS TO THE INDENTURE

SECTION 1.01. Amount Unlimited; Issuable in Series. Solely with respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Indenture, Section 2.03 of the Existing Indenture is hereby amended and restated in its entirety and shall read as follows:

“Section 2.03. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series. The obligations under the Securities constitute unsecured and unsubordinated obligations of the Issuer and shall rank pari passu among themselves and with all other unsecured and unsubordinated obligations of the Issuer, subject, however, to statutory priorities conferred on certain unsecured and unsubordinated obligations in the event of any Resolution Measures imposed on the Issuer or in the event of the dissolution, liquidation, insolvency or composition of the Issuer, or if other proceedings are opened for the avoidance of the insolvency of, or against, the Issuer; in accordance with Section 46f(5) of the German Banking Act (Kreditwesengesetz), the obligations of the Issuer under the Securities rank in priority to the Issuer’s obligations under any of its debt instruments (Schuldtitel) within the meaning of Section 46f(6) sentence 1 of the German Banking Act (Kreditwesengesetz) (including the obligations under any such debt instruments that were issued by the Issuer before July 21, 2018 and that are subject to Section 46f(9) of the German Banking Act (Kreditwesengesetz)) or any successor provision. There shall be established in one or more Board Resolutions, in one or more Officers’ Certificates detailing such establishment, or in one or more indentures supplemental hereto, prior to the initial issuance of Securities of any series,

(a) the designation of the Securities of the series, which shall distinguish the Securities of the series from the Securities designation of all other series;

(b) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, Section 2.09, Section 2.11, Section 9.05 or Section 13.01);

(c) if other than U.S. Dollars, the coin or currency in which the Securities of that series are denominated (including, but not limited to, any Non-U.S. Currency);

(d) the date or dates on which the principal of the Securities of the series is payable (and any provisions relating to extending or shortening the date on which the principal of the Securities is payable);

(e) the rate or rates at which the Securities of the series shall bear interest, if any, the date or dates from which such interest shall accrue, on which such interest shall be payable and (in the case of Registered Securities) on which a record shall be taken for the determination of Holders to whom interest is payable and/or the method by which such rate or rates or date or dates shall be determined;

(f) the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.02);

(g) the right, if any, of the Issuer to redeem Securities, in whole or in part, at its option and the period or periods within which, the price or prices at which and any terms and conditions, including the Redemption Notice Period, upon which Securities of the series may be so redeemed, pursuant to any sinking fund or otherwise;

(h) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;

(i) if other than denominations of $1,000 and any integral multiple thereof in the case of Registered Securities, or $1,000 and any integral multiple thereof in the case of Bearer Securities, the denominations in which Securities of the series shall be issuable;

(j) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

(k) if other than the coin or currency in which the Securities of that series are denominated, the coin or currency in which payment of the principal of or interest on the Securities of such series shall be payable;

(l) if the principal of or interest on the Securities of such series are to be payable, at the election of the Issuer or a Holder thereof, in a coin or currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;

(m) if the amount of payments of principal of and interest on the Securities of the series may be determined with reference to any currencies, commodities or securities of the Issuer or of other entities, a basket or baskets of those currencies, commodities or securities, or an index or indices of those currencies, commodities or securities, or interest rates, or intangibles, articles, or goods, or any other financial or economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, the manner in which such amounts shall be determined;

(n) if the Holders of the Securities of the series may convert or exchange the Securities of the series into or for securities of other entities unaffiliated with the Issuer or other property (or the cash value thereof) of the Issuer (other than securities of financial sector entities that constitute own funds instruments or eligible liabilities), the specific terms of and period during which such conversion or exchange may be made;

(o) whether the Securities of the series will be issuable as Registered Securities (and if so, whether such Securities will be issuable as Registered Global Securities) or Bearer Securities (with or without Coupons), or any combination of the foregoing, any restrictions applicable to the offer, sale, transfer, exchange or delivery of Bearer Securities or Registered Securities or the payment of interest thereon and, if other than as provided in Section 2.08, the terms upon which Bearer Securities of any series may be exchanged for Registered Securities of such series and vice versa;

(p) whether and under what circumstances the Issuer will pay additional amounts on the Securities of the series held by a Person who is not a U.S. Person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;

(q) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(r) any trustees, depositaries, authenticating or Paying Agents, transfer agents or registrars or any other agents with respect to the Securities of such series;

(s) any other events of default, or any deletions from, additions to or modifications of the covenants of the Issuer set forth herein with respect to the Securities of such series; and

(t) any other terms of the series.

All Securities of any one series and Coupons, if any, appertaining thereto, shall be substantially identical, except in the case of Registered Securities as to denomination and except as may otherwise be provided by the Board Resolution or Officers’ Certificate referred to above or as set forth in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Indenture, if so provided by such Board Resolution, such Officers’ Certificate or in any such indenture supplemental hereto; provided, however, that additional Securities shall be issued under a separate CUSIP or ISIN number unless the additional Securities are issued pursuant to a “qualified reopening” of the original series, are otherwise treated as part of the same “issue” of debt instruments as the original series or are issued with less than a de minimis amount of original issue discount, in each case for U.S. federal income tax purposes.”

SECTION 1.02. Supplemental Indentures With Consent of Securityholders. Solely with respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Indenture, the first paragraph of Section 9.02 of the Existing Indenture is hereby amended and restated in its entirety and shall read as follows:

“Section 9.02. Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 8) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board (which resolution may provide general terms or parameters for such action and may provide that the specific terms of such action may be determined in accordance with or pursuant to an Issuer Order), and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series or of the Coupons appertaining to such Securities; provided, that no such supplemental indenture shall (a) (i) change the final maturity of any Security, (ii) reduce the principal amount thereof, (iii) reduce the rate or change the time of payment of interest thereon, (iv) reduce any amount payable on redemption thereof, (v) make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Securities and Coupons or in accordance with the terms thereof, (vi) modify or amend any provisions for converting any currency into any other currency as provided in the Securities or Coupons or in accordance with the terms thereof, (vii) reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.01 or the amount thereof provable in bankruptcy pursuant to Section 5.02, (viii) modify or amend any provisions relating to the conversion or exchange of the Securities or Coupons for securities of other entities unaffiliated with the Issuer or other property (or the cash value thereof), including the determination of the amount of securities or other property (or cash) into which the Securities shall be converted or exchanged, other than as provided in the antidilution provisions or other similar adjustment provisions of the Securities or Coupons or otherwise in accordance with the terms thereof (other than, in each case, any securities of financial sector entities that constitute own funds instruments or eligible liabilities),(ix) alter the provisions of Section 12.11 or Section 12.13 or impair or affect the right of any Securityholder to institute suit for the payment thereof or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, in each case without the consent of the Holder of each Security so affected, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, without the consent of the Holders of each Security so affected.”

SECTION 1.03. New York Law to Govern. Solely with respect to the Securities to be issued under the Indenture on or after the date of this First Supplemental Senior Indenture, Section 12.08 of the Existing Indenture is hereby amended and restated in its entirety and shall read as follows:

“Section 12.08. New York Law to Govern. This Indenture and each Security and Coupon shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, except as may otherwise be required by mandatory provisions of law.”

ARTICLE 2

MISCELLANEOUS PROVISIONS

SECTION 2.01. Further Assurances. The Issuer will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this First Supplemental Senior Indenture.

SECTION 2.02. Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Existing Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

SECTION 2.03. Terms Defined. All terms defined elsewhere in the Existing Indenture shall have the same meanings when used herein.

SECTION 2.04. Governing Law. This First Supplemental Senior Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, except as may otherwise be required by mandatory provisions of law.

SECTION 2.05. Counterparts; Severability. This First Supplemental Senior Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective as delivery of a manually executed counterpart of this First Supplemental Senior Indenture. Each of the parties to this First Supplemental Senior Indenture represents that it has undertaken commercially reasonable steps to verify the identity of each individual person executing any such counterparts via electronic signature on behalf of such party and has and will maintain sufficient records of the same. This First Supplemental Senior Indenture shall become effective when each party shall have received a counterpart hereof signed by all of the other parties to this First Supplemental Senior Indenture. If any provision hereof shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.06. Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Senior Indenture or the Securities.

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Senior Indenture to be duly executed, all as of the date first written above.

DEUTSCHE BANK
AKTIENGESELLSCHAFT

By:	/s/ Andrew Rivas
Name: Andrew Rivas
Title: Director

By:	/s/ VyVy Huynh
Name: VyVy Huynh
Title: Vice President

DELAWARE TRUST COMPANY, as Trustee

By:	/s/ Gregory Daniels
Name: Gregory Daniels
Title: Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Vice President

By:	/s/ Sebastian Hidalgo
Name: Sebastian Hidalgo
Title: Assistant Vice President